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                                                                    EXHIBIT 23.5

                                     [LOGO]

                              CONSENT OF APPRAISER

  We hereby consent to the references made to us by UAL Corporation and United Air Lines, Inc. under the captions "SUMMARY OF THE PLAN OF RECAPITALIZATION-- The Plan of Recapitalization," "SPECIAL FACTORS--Certain Company Analyses," "-- Effect of the Recapitalization on Income Statement, Book Equity and Cash Flow," "--Recommendation of the Board," "--Opinions of the Financial Advisors to the Board" and "--Certain Risk Factors" in the Proxy Statement/Joint Prospectus constituting a part of this Registration Statement on Form S-4. In addition, we consent to the filing of our appraisal report referred to therein as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          American Appraisal Associates, Inc.

                                                   /s/ Ronald M. Goergen
                                          By __________________________________
                                            Name: Ronald M. Goergen
                                            Title: Executive Vice President

Milwaukee, Wisconsin
Date: April 11, 1994